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                                                                   Exhibit 10.15

                         TRANSITION SERVICES AGREEMENT

     This TRANSITION SERVICES AGREEMENT (this "Agreement"), dated as of December 31, 2004 (the "Effective Date"), is entered into by and between UTSI Truckload Services, Inc., a Michigan corporation ("UTSI"), and CenTra, Inc., a Delaware corporation ("CenTra").

                                  WITNESSETH:

     WHEREAS, CenTra intends to distribute on the date hereof all the outstanding shares of common stock of UTSI pro rata to holders of CenTra's capital stock (the "Distribution"), and in connection with the Distribution desires to insure that certain services currently being furnished by CenTra, and other CenTra subsidiaries will continue to be supplied to UTSI without interruption for a reasonable transition period following the Distribution.

     WHEREAS, CenTra has agreed to provide on a transitional basis to UTSI and its subsidiaries those services which it and its subsidiaries are currently supplying to them and which UTSI and its subsidiaries desire to continue procuring from CenTra and its subsidiaries during the term of this Agreement.

     NOW, THEREFORE, in consideration of the mutual covenants contained herein, together with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                              Services and Pricing

1.1 Transition Services. Following the Distribution, CenTra shall provide or cause to be provided to UTSI and its subsidiaries during the Term (as defined below) those of the administrative services which CenTra and its subsidiaries have provided to UTSI and UTSI's subsidiaries during the two years prior to the Distribution, as requested from time to time by UTSI (the "Transition Services"). CenTra shall not be obligated to expand the scope of the Transition Services significantly beyond the scope of services being provided to UTSI prior to the Distribution.

1.2 Compensation for Transition Services. UTSI shall compensate CenTra for the Transition Services at CenTra's actual cost for such services, and shall bill for the Transition Services at such times and from time to time consistent with the billing method of CenTra for such services prior to the Distribution.

1.3 Additional Services. The parties agree to use commercially reasonable efforts to reach agreement on any additional services which UTSI may require of CenTra beyond


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the scope of the Transition Services (the "Additional Services"), and the
applicable service fees, payment procedures and other rights and obligations with respect thereto.

1.4 Cooperation. UTSI agrees to use its reasonable best efforts to cooperate with and provide any information necessary to facilitate CenTra's ability to provide the Transition Services. Each party will use its commercially reasonable efforts, and will cooperate as reasonably required, to obtain any consents or approvals from third parties necessary to facilitate the ability of CenTra to provide the Transaction Services and the Additional Services.


                                   ARTICLE II

                                      Term

2.1 Term. The term of this Agreement shall commence on the Effective Date and shall continue in effect with respect to each of the Transition Services until such time as UTSI shall request CenTra to cease performing such services; provided that CenTra shall not be obligated, except as provided in Section 2.2, to continue to provide the Transition Services after the second anniversary of the Effective Date unless the parties otherwise agree to do so.

2.2 Termination. This Agreement may not be terminated by either party for any reason other than a material default in the delivery of Transition Services or payment therefor as herein provided. Unless otherwise extended by agreement of the parties in writing, this Agreement shall expire on the second anniversary of the Effective Date, except for any Transition Services not then completed, as to which this Agreement shall expire upon completion of those Transition Services.


                                  ARTICLE III

                           Cooperation of the Parties

3.1 Access to Personnel and Records. CenTra and UTSI shall cooperate each with the other in providing reasonable access to personnel and records needed to perform or document the Transition Services and their cost.

3.2 Further Assurances. CenTra and UTSI shall take all other actions reasonably necessary for the Transition Services to be performed on a timely basis and in a manner consistent with past care and practice unless otherwise specifically agreed in writing.


                                   ARTICLE IV

                            Limitations on Liability

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4.1    Standard of Care. In the performance of the Transition Services, CenTra shall exercise the degree of care normally exercised by it in connection with its own affairs, and consistent with the standard of care exercised in delivering services to UTSI prior to the Distribution. Except in cases of gross negligence, willful misconduct or intentional breach, CenTra shall have no liability to UTSI with regard to the breach of any duty or obligation to UTSI herein set forth.


4.2 Limitation on Damages. In no event shall CenTra be liable to UTSI for any special, indirect, incidental, consequential, punitive or similar damages, including but not limited to lost profits, loss of data or business interruption losses. This limitation shall apply even if the CenTra has been notified of the possibility or likelihood of such damages occurring and regardless of the form of action, whether in contract, negligence, strict liability, tort, products liability or otherwise.

                                   ARTICLE VI

                                 Miscellaneous

5.1 Entire Agreement. This Agreement constitutes the entire agreement of the parties hereto and supersedes all prior and contemporaneous agreements and understandings (including term sheets), both written and oral, between the parties hereto, or either of them, with respect to the subject matter hereof.

5.2 Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Michigan. NO ACTION, SUIT OR PROCEEDING MAY BE BROUGHT OR MAINTAINED CONCERNING MATTERS COVERED BY THIS AGREEMENT EXCEPT IN A COURT OF THE STATE OF MICHIGAN OR COURTS OF THE UNITED STATES OF AMERICA SITTING IN MICHIGAN. EACH OF THE PARTIES TO THIS AGREEMENT HEREBY IRREVOCABLY AND UNCONDITIONALLY AGREES TO BE SUBJECT TO, AND HEREBY CONSENTS AND SUBMITS TO, THE JURISDICTION OF THE COURTS OF THE STATE OF MICHIGAN AND OF THE FEDERAL COURTS SITTING IN THE STATE OF MICHIGAN.

5.3 Amendment and Modification. This Agreement may be amended, modified or supplemented only by a written agreement signed by each of CenTra and UTSI.

5.4 Assignment; Binding Effect. Neither this Agreement nor any of the rights, benefits or obligations hereunder may be assigned by UTSI or CenTra (whether by operation of law or otherwise) without the prior written consent of the other party. Subject to the preceding sentence, this Agreement shall be binding upon, inure to the benefit of and be enforceable by UTSI and CenTra and their respective successors and permitted assigns.




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5.5    No Third Party Beneficiaries. Nothing in this Agreement, express or implied, is intended to or shall confer upon any person (other than CenTra, UTSI and their respective successors or permitted assigns) any legal or equitable right, benefit or remedy of any nature whatsoever under or by reason of this Agreement and no person (other than as so specified) shall be deemed a third party beneficiary under or by reason of this Agreement.

5.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one agreement binding on UTSI and CenTra, notwithstanding that not all parties are signatories to the same counterpart.

5.7 Confidentiality. CenTra and UTSI shall make reasonable efforts to preserve in strict confidence any confidential information obtained from the other party and identified as such by such other party, and shall refrain from
(i)disclosing any such information without the prior written consent of the other party, except as required by law or (ii) using such information other than in the performance of Transition Services under this Agreement, unless such information (a) is in the public domain through no fault of such party, (b) is or hereafter becomes known to the public through no fault of the receiving party or (c) is provided to the receiving party by a third party having no confidential obligation to the other party to this Agreement with regard to such information.

5.8 Independent Contractor. The relationship of the parties to each other under this Agreement shall be that of independent contractor.

5.9 Personnel. Both parties hereto agree that they shall take appropriate action by instruction of or agreement with their personnel to ensure that all personnel performing or otherwise involved with Transition Services under this Agreement shall be bound by and comply with all of the terms and conditions of this Agreement, including, but not limited to, the terms and conditions of
Section 5.7 hereof.

       IN WITNESS WHEREOF, the parties hereto have duly caused the execution of this Agreement by their duly authorized representative or officer, as of the day and year first above written.

CENTRA INC.                                 UNIVERSAL TRUCKLOAD SERVICES,
                                            INC.



By  /S/ FRED CALDERONE                      By  /S/ ROBERT SIGLER
  ----------------------------                ---------------------------------
  Name: Fred Calderone                        Name: Robert Sigler
  Title: V.P.                                 Title: CFO




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